EXHIBIT 10.2

SUBSCRIPTION AGREEMENT

Shares of Series B Mandatorily Convertible Non-Cumulative Junior Participating Preferred Stock

FNBH Bancorp, Inc.

To:	FNBH Bancorp, Inc.
Attn: Chief Financial Officer
101 East Grand River Avenue
Howell, MI 48843

Re: Shares of Series B Mandatorily Convertible Non-Cumulative Junior Participating Preferred Stock

1. CERTAIN DEFINITIONS. When used in this Subscription Agreement, the following terms shall have the following meanings:

A. Affiliate. "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934.

B. Agreement. "Agreement" means this Subscription Agreement.

C. Bank. "Bank" means the First National Bank in Howell, a wholly-owned subsidiary of the Company.

D. Common Stock. "Common Stock" means the common stock of the Company.

E. Company. "Company" means FNBH Bancorp, Inc., a Michigan corporation.

F. Memorandum. The "Memorandum" is the Confidential Private Placement Memorandum prepared by the Company and dated June 20, 2013, as may be modified, supplemented, or restated from time to time. Terms used in this Agreement without being defined shall have the meanings assigned to them in the Memorandum.

G. Rights Offering. "Rights Offering" means an offering conducted by the Company pursuant to which the Company grants holders of its Common Stock the right to acquire additional shares of Common Stock.

H. Shares. "Shares" means the Company's shares of Series B Mandatorily Convertible Non-Cumulative Junior Participating Preferred Stock, with the terms set forth in the Certificate of Designations attached as Exhibit A to the Memorandum.

I. Subscriber. "Subscriber" means the person(s) or entity(ies) executing this Agreement, other than the Company.

2. SUBSCRIPTION. On the terms and subject to the conditions of this Agreement, the Subscriber irrevocably offers and agrees to purchase and to pay for such number of Shares as is set forth on the signature page of this Agreement. The Subscriber specifically accepts, adopts, and consents to be bound by each and every provision of this Agreement. The Subscriber shall pay for the Shares subscribed for pursuant to this Agreement at the price of $1,000 per Share, in good funds (e.g. cashier's check, personal check, or wire transfer), and for that purpose agrees to tender, within five (5) business days of receiving written demand from the Company, an amount equal to the total "Dollar Amount of Subscription" as set forth on the signature page of this Agreement.

3. CLOSING. The Company may conduct one or more closings of the purchase and sale of the Shares (each, a "Closing"). Each Closing shall occur on such date as may be determined by the Company (each, a "Closing Date"). In connection with each Closing, the Company or the Company's transfer agent will deliver the Shares to the Subscriber, each registered in the Subscriber's name (or in the name of such Subscriber's nominees as may be specified by such Subscriber), against payment by the Subscriber of the purchase price set forth in Section 2 above. After the purchase price has been paid by the Subscriber pursuant to Section 2 above, such funds may be held in escrow by the Company pending a Closing, at which time the funds may be accepted and used by the Company for any purpose.  The Company shall have no obligation to place the funds in an interest-bearing account.

4. CONDITIONS PRECEDENT. The Subscriber's obligation to purchase the Shares is unconditional and irrevocable. The Company's obligations to issue the Shares and otherwise complete the Closing is subject to the fulfillment prior to the Closing of each of the conditions set forth in this Section 4, except to the extent any such condition is waived by the Company:

A. Regulatory Approvals. All approvals, consents, and similar actions by any federal or state regulatory agency required in order for the Company to issue all of the Shares subscribed to be purchased in the Private Placement (as defined in the Memorandum), including pursuant to the terms and conditions set forth in the Purchase Agreement (as defined in the Memorandum), shall have been received in a manner acceptable to the Company, in its reasonable discretion.

B. No Legal Prohibition. No provision of any federal or state law, rule, or regulation, and no judgment, injunction, order, or decree shall prohibit the Closing or shall prohibit the Company from issuing all of the Shares subscribed to be purchased in the Private Placement (as defined in the Memorandum), including pursuant to the terms and conditions set forth in the Purchase Agreement (as defined in the Memorandum).

C. Closing with Lead Investor. The closing of the initial issuance of Shares by the Company to Stanley B. Dickson, Jr. pursuant to the Purchase Agreement shall take place simultaneously with the Closing.

5. ACCEPTANCE. This Agreement is made subject to the Company's discretionary right to accept or reject the subscription set forth in this Agreement in whole or in part. Following action by the Company, the Subscriber will be notified as to whether the subscription has been accepted or rejected. If the Company shall for any reason reject all or part of this subscription, any amount already paid by the Subscriber with respect to the rejected subscription (whether in whole or in part) will be promptly refunded, without interest. Acceptance of this subscription by the Company will be evidenced by the delivery by the Company to the Subscriber of a copy of this Agreement countersigned by an officer of the Company. This Agreement, including the Subscriber's commitment to purchase the Shares set forth in this Agreement, is not revocable or cancelable by the Subscriber.

6. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. The Subscriber represents and warrants to the Company as follows, recognizing that the information contained in this Agreement is being furnished to the Company in order for the Company to determine whether the Subscriber's subscription to purchase Shares should be accepted by the Company in light of the requirements of Section 4(2) of the Securities Act of 1933 (the "Securities Act") and the rules and regulations promulgated under the Securities Act, similar sections of the securities laws of various states, and other relevant factors. The Subscriber understands that (a) the Company will rely on the information contained in this Agreement for purposes of such determination, (b) none of the Shares will be registered under the Securities Act, but are being issued in reliance upon exemptions from registration afforded under the Securities Act, which may include Regulation D promulgated pursuant to the Securities Act ("Regulation D"), and (c) none of the Shares will be registered or qualified under any state securities laws. Subscriber also represents and warrants to the Company as follows:

A. Advisors. Subscriber acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and the Shares and to consult with its tax advisor regarding the tax consequences of acquiring the Shares.

B. Confidential Private Placement Memorandum and Access to SEC Filings. Subscriber has received and has had a full opportunity to review the Memorandum, including the description of the Shares and the Risk Factors contained in the Memorandum. Subscriber acknowledges it has had full access to the Company's public filings made pursuant to the Securities Exchange Act of 1934, as amended, which access can be gained at http://www.sec.gov. By entering into this Agreement, the Subscriber acknowledges receipt of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 (as amended), and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013.

C. Shares Not Registered. Subscriber understands that the Shares have not been registered under the Securities Act or any other securities laws, but are being offered and sold to Subscriber in reliance upon specific exemptions from the registration requirements of federal and state securities laws, and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such exemptions and the suitability of Subscribers to acquire the Shares.

D. Investment Experience. The Subscriber is a sophisticated, accredited, and experienced investor with regard to high-risk investments in restricted securities of the sort referred to in this Agreement (and the Memorandum) and is willing and able to bear the economic risk of an investment in the Shares in an amount equal to the amount the Subscriber has subscribed to purchase. The Subscriber has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Shares. The Subscriber has adequate means of providing for current needs and personal contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Company of the size contemplated. In making this statement, the Subscriber considered whether the Subscriber could afford to hold the Shares for an indefinite period and whether, at this time, the Subscriber could afford a complete loss of an investment in the Shares.

E. Accredited Investor Status. The Subscriber has submitted to the Company a complete and executed "Accredited Investor Questionnaire" substantially in the form attached to this Agreement. The Subscriber certifies it is an "Accredited Investor," as that term is defined under Rule 501(a) of the Securities Act, and all information the Subscriber has provided to the Company in the Accredited Investor Questionnaire is correct and complete as of the date set forth in such Accredited Investor Questionnaire. The Subscriber is aware the sale of the Shares is being made in reliance on Rule 506 of Regulation D, an exemption for non-public offerings under Section 4(2) of the Securities Act.

F. Purchase for Own Account. The Subscriber's purchase of the Shares will be solely for the Subscriber's own account and not for the account of any other person.

G. Investment Purpose. The Shares are being acquired by the Subscriber in good faith for investment and not with a view to distributing such Shares to others or otherwise reselling any of the Shares. The Subscriber understands the substance of the above representations is (i) that the Subscriber does not presently intend to sell or otherwise dispose of all or any part of the Shares; (ii) that the Subscriber does not now have in mind the sale or other disposition of all or any part of the Shares on the occurrence or nonoccurrence of any predetermined event; and (iii) that the Company is relying upon the truth and accuracy of the representations.

H. Investment Risks. The Subscriber understands the purchase of the Shares is subject to risks as stated in the Risk Factors section of the Memorandum and the Risk Factors disclosed in the Company's SEC filings (including those filed after the date of the Memorandum) or as otherwise may be applicable to similar investments. The Subscriber acknowledges it has had an opportunity to review, and upon review, fully understands all of such Risk Factors.

I. Due Diligence. The Subscriber has relied solely upon this Agreement, the Memorandum (including its exhibits), and the independent investigations made by the Subscriber with respect to the Shares subscribed, and no oral or written representations beyond the Company's SEC filings have been made to or been relied upon by the Subscriber in making this investment decision.

J. Representations Complete. The Subscriber's representations in this Agreement are complete and accurate to the best of the Subscriber's knowledge, and the Company may rely upon them. The Subscriber will notify the Company immediately if any material change occurs in any of this information before the Closing.

K. Transfer Restrictions and Resale. None of the Shares have been registered with the Securities and Exchange Commission. The Shares may be sold or transferred only in compliance with the applicable securities laws and regulations, including the Securities Act. The Shares will be "restricted securities" for purposes of Rule 144 issued under the Securities Act. The Subscriber agrees to comply with Rule 144, which permits resales of shares by persons not affiliated with the Company only if the shares have been held for at least six months. The Subscriber acknowledges that due to the status of the Shares as "restricted securities," it may not be possible to liquidate the Subscriber's investment in the Company during the six month (or longer) holding period required by Rule 144.

L. Legend. The Subscriber understands and agrees stop transfer instructions relating to the Shares as well as the Common Stock into which the Shares are convertible will be placed in the Company's stock transfer ledger, and the certificates and other instruments evidencing all of such securities will bear a legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER. IN ADDITION, THE TRANSFER OF THESE SHARES IS SUBJECT TO ADDITIONAL RESTRICTIONS SET FORTH IN A SUBSCRIPTION AGREEMENT ENTERED INTO WITH RESPECT TO THE PURCHASE OF THESE SHARES (OR SHARES OF PREFERRED STOCK CONVERTED INTO THESE SHARES)."

M. Binding Obligation. This Agreement, if and when fully executed and accepted by the Company, will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms except (a) as its obligations may be affected by bankruptcy, insolvency, reorganization, moratorium, or similar laws, or by equitable principles relating to or limiting creditors' rights generally, and (b) that the remedies of specific performance, injunction, and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses, and the discretion of the court before which any proceeding for any such remedy may be brought. The Subscriber, if it is a partnership, joint venture, corporation, trust, or other entity, was not formed or organized for the specific purpose of acquiring the Shares. The purchase of the Shares by the Subscriber, if it is an entity, is a permissible investment in accordance with the Subscriber's Articles of Incorporation, bylaws, partnership agreement, articles of organization, declaration of trust, or other similar charter document, and has been duly approved by all requisite action by the entity's owners, directors, officers, or other authorized managers. The person signing this Agreement and all documents necessary to consummate the purchase of the Shares has all requisite authority to sign such documents on behalf of the Subscriber, if it is an entity.

N. No General Solicitation. The Shares were not offered to the Subscriber by way of general solicitation or general advertising and at no time was the Subscriber presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, or radio or televisions advertisement.

O. Future Issuances. The Company may in the future issue additional preferred stock, senior debt, subordinated debt, and/or Common Stock and/or options, warrants, or other rights to acquire preferred stock, senior debt, subordinated debt, and/or Common Stock.

7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In connection with the agreement to purchase Shares by Subscriber set forth in this Agreement, the Company represents and warrants as follows:

A. The Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan and has all the requisite power and authority to conduct its business and own and operate its properties and to enter into and execute this Agreement and to carry out the transactions contemplated by this Agreement.

B. Authority. The Company has the power to execute, deliver, and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement and to authorize the issuance and sale of the Shares contemplated by this Agreement, and the representatives of the Company executing this Agreement are duly authorized to do so.

C. Capitalization. The authorized capital stock of the Company consists of 11,000,000 shares of Common Stock, of which 455,115 shares were outstanding as of March 31, 2013, and 30,000 shares of preferred stock, of which no shares were outstanding as of March 31, 2013.

D. Binding Obligation. Assuming the due execution and delivery of this Agreement by the Subscriber, this Agreement is a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms except (a) as its obligations may be affected by bankruptcy, insolvency, reorganization, moratorium, or similar laws, or by equitable principles relating to or limiting creditors' rights generally, and (b) that the remedies of specific performance, injunction, and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses, and the discretion of the court before which any proceeding for such remedy may be brought.

E. No Conflicts. The execution, delivery, and performance of this Agreement and the fulfillment of or compliance with the terms and provisions of this Agreement, including the issuance and sale of the Shares contemplated by this Agreement, are not in contravention of or in conflict with any material contract to which the Company is a party or by which the Company or any of its properties may be bound or affected.

F. Validly Issued. Upon receipt by the Company of payment for the Shares as contemplated by this Agreement and upon issuance of the Shares in accordance with this Agreement, the Shares will be validly issued and outstanding, fully paid, and non-assessable.

8. LOCK-UP. If the Closing occurs, the Subscriber agrees not to sell, transfer, or otherwise dispose of any Shares or any shares of Common Stock issued upon conversion of the Shares for a period of 180 days beginning on the Closing Date.

9. WAIVER OF RIGHTS IN RIGHTS OFFERING. If the Closing occurs, to the extent the Subscriber is granted or acquires any rights to acquire shares of Common Stock in a Rights Offering, the Subscriber waives and agrees not to exercise any such right to acquire shares of Common Stock in such Rights Offering; provided that this waiver and agreement shall only apply to the first Rights Offering conducted by the Company after the Closing and only if the record date for such Rights Offering occurs within one year following the Closing.

10. ENTIRE AGREEMENT. Except as set forth in Section 14 below, this Agreement, together with the Accredited Investor Questionnaire, constitute the entire agreement between the parties with respect to the subscription for the Shares described in this Agreement and may only be amended by a writing executed by all parties to this Agreement.

11. SURVIVAL OF REPRESENTATIONS. The representations, warranties, acknowledgements, and agreements made in this Agreement shall survive issuance of the Shares.

12. WAIVERS. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any provision or condition of this Agreement.

13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. CONFIDENTIALITY AGREEMENT. The Subscriber agrees the provisions of any Confidentiality Agreement previously signed by the Subscriber remains in full force and effect.

15. NOTICES. Except as otherwise required in this Agreement, all notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid), (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, or (d) when sent by email, if during the recipient's regular business hours on a business day and, otherwise, on the next succeeding business day, but only if either the recipient confirms receipt or if a copy of the notice, demand, or other communication is also delivered to the recipient by one of the other methods described in this Section. Any such notice sent to the Subscriber shall be sent to the address set forth in this Agreement.

16. NON-ASSIGNABILITY. The obligations of either party pursuant to this Agreement shall not be delegated or assigned to any other person without the prior written consent of the other party.

17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, excluding those provisions related to the conflict of laws of different jurisdictions if the effect of the application of those provisions will be to require the application of the laws of a jurisdiction other than Michigan. Each party consents to the jurisdiction of the federal courts located in either Kent or Livingston County, Michigan, which will be the sole venue for resolution of all disputes related to this Agreement. THE PARTIES WAIVE THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

INTENDING TO BE LEGALLY BOUND, the Subscriber has executed this Subscription Agreement and declares it is truthful and correct.

INDIVIDUALS SIGN HERE:

(Check One)
X

X
☐	Individually
X
☐	Joint tenants with right of survivorship (Both must sign)
Print Name
☐	Tenants in common (All must sign)
Print Name

Print Name

Address

Address

Telephone Number

Telephone Number

Social Security Number

Number of Shares Subscribed for Purchase:			Dollar Amount of Subscription ($1,000 per Share):

$

Date:

Signature Page for Individuals

ENTITIES SIGN HERE:

☐	Partnerships or LLC
Print Partnership or LLC Name

By:
Authorized Signature

☐	Corporation
Print Corporate Name

By:
Authorized Signature

Title:

☐	As Custodian, Trustee or Agent
Print Name

By:
Authorized Signature

Title, if applicable

All Entities Complete:
Address

Address

Address

Telephone Number

Tax I.D. No.:

Number of Shares Subscribed for Purchase:		Dollar Amount of Subscription ($1,000 per Share):

$

Date:

Signature Page for Entities

SUBSCRIPTION AGREEMENT ACCEPTED:

☐ IN FULL or ☐ for $

FNBH BANCORP, INC.,

a Michigan corporation

By: ________________________________

Name: _______________________

Title: ________________________

Date: _______________________________

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